Agreement and Plan of Reorganization of Advisor Korea

THIS AGREEMENT AND PLAN OF REORGANIZATION (the Agreement) is made as of August 20, 2007, by and between Fidelity Advisor Korea Fund (Advisor Korea) and Fidelity Advisor Emerging Asia Fund (Advisor Emerging Asia), funds of Fidelity Advisor Series VIII (the trust). The trust is a duly organized business trust under the laws of the Commonwealth of Massachusetts with its principal place of business at 82 Devonshire Street, Boston, Massachusetts 02109. Advisor Emerging Asia and Advisor Korea may be referred to herein collectively as the "Funds" or each individually as a "Fund."

This Agreement is intended to be, and is adopted as, a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the Code). The reorganization will comprise: (a) the transfer of all of the assets of Advisor Korea to Advisor Emerging Asia solely in exchange for shares of beneficial interest of Advisor Emerging Asia (the Advisor Emerging Asia Shares) and the assumption by Advisor Emerging Asia of Advisor Korea's liabilities; and (b) the constructive distribution of such shares by Advisor Korea pro rata to its shareholders in complete liquidation and termination of Advisor Korea, all upon the terms and conditions set forth in this Agreement. The foregoing transactions are referred to herein as the "Reorganization."

In consideration of the mutual promises and subject to the terms and conditions herein, the parties covenant and agree as follows:

1. REPRESENTATIONS AND WARRANTIES OF ADVISOR KOREA. Advisor Korea represents and warrants to and agrees with Advisor Emerging Asia that:

(a) Advisor Korea is a series of Advisor Series VIII, a business trust duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts, and has the power to own all of its properties and assets and to carry out its obligations under this Agreement. It has all necessary federal, state, and local authorizations to carry on its business as now being conducted and to carry out this Agreement;

(b) Advisor Series VIII is an open-end, management investment company duly registered under the Investment Company Act of 1940, as amended (the 1940 Act), and such registration is in full force and effect;

(c) The Prospectus and Statement of Additional Information of Advisor Korea dated December 30, 2006, previously furnished to Advisor Emerging Asia, did not and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) Except as disclosed in writing to Advisor Emerging Asia, there are no material legal, administrative, or other proceedings pending or, to the knowledge of Advisor Korea, threatened against Advisor Korea which assert liability on the part of Advisor Korea. Advisor Korea knows of no facts which might reasonably form the basis for the institution of such proceedings, except as otherwise disclosed to Advisor Emerging Asia;

(e) Advisor Korea is not, and the execution, delivery, and performance of this Agreement will not result, in violation of any provision of its Amended and Restated Declaration of Trust or By-laws, or, to the knowledge of Advisor Korea, of any agreement, indenture, instrument, contract, lease, or other undertaking to which Advisor Korea is a party or by which Advisor Korea is bound or result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment or decree to which Advisor Korea is a party or is bound;

(f) The Statement of Assets and Liabilities, the Statement of Operations, the Statement of Changes in Net Assets, Financial Highlights, and the Schedule of Investments (including market values) of Advisor Korea at October 31, 2006, have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, and have been furnished to Advisor Emerging Asia together with such unaudited financial statements and schedule of investments (including market values) for the six month period ended April 30, 2007. Said Statement of Assets and Liabilities and Schedule of Investments fairly present the Fund's financial position as of such date and said Statement of Operations, Statement of Changes in Net Assets, and Financial Highlights fairly reflect its results of operations, changes in financial position, and financial highlights for the periods covered thereby in conformity with generally accepted accounting principles consistently applied;

(g) Advisor Korea has no known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statement of assets and liabilities as of October 31, 2006 and those incurred in the ordinary course of Advisor Korea's business as an investment company since October 31, 2006;

(h) The registration statement (Registration Statement) filed with the Securities and Exchange Commission (Commission) by Advisor Series VIII on Form N-14 relating to the shares of Advisor Emerging Asia issuable hereunder and the proxy statement of Advisor Korea included therein (Proxy Statement), on the effective date of the Registration Statement and insofar as they relate to Advisor Korea (i) comply in all material respects with the provisions of the Securities Act of 1933, as amended (the 1933 Act), the Securities Exchange Act of 1934, as amended (the 1934 Act), and the 1940 Act, and the rules and regulations thereunder, and (ii) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time of the shareholders' meeting referred to in Section 7 and on the Closing Date (as defined in Section 6), the prospectus contained in the Registration Statement of which the Proxy Statement is a part (the Prospectus), as amended or supplemented, insofar as it relates to Advisor Korea, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(i) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Advisor Korea of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act, and state securities or blue sky laws (which term as used herein shall include the District of Columbia and Puerto Rico);

(j) Advisor Korea has filed or will file all federal and state tax returns which, to the knowledge of Advisor Korea's officers, are required to be filed by Advisor Korea and has paid or will pay all federal and state taxes shown to be due on said returns or provision shall have been made for the payment thereof, and, to the best of Advisor Korea's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

(k) Advisor Korea has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company for all prior taxable years and intends to meet such requirements for its current taxable year ending on the Closing Date;

(l) All of the issued and outstanding shares of Advisor Korea are, and at the Closing Date will be, duly and validly issued and outstanding and fully paid and nonassessable as a matter of Massachusetts law (except as disclosed in the Fund's Statement of Additional Information), and have been offered for sale and in conformity with all applicable federal securities laws. All of the issued and outstanding shares of Advisor Korea will, at the Closing Date, be held by the persons and in the amounts set forth in the list of shareholders submitted to Advisor Emerging Asia in accordance with this Agreement;

(m) As of both the Valuation Time (as defined in Section 4) and the Closing Date, Advisor Korea will have the full right, power, and authority to sell, assign, transfer, and deliver its portfolio securities and any other assets of Advisor Korea to be transferred to Advisor Emerging Asia pursuant to this Agreement. As of the Closing Date, subject only to the delivery of Advisor Korea's portfolio securities and any such other assets as contemplated by this Agreement, Advisor Emerging Asia will acquire Advisor Korea's portfolio securities and any such other assets subject to no encumbrances, liens, or security interests (except for those that may arise in the ordinary course and are disclosed to Advisor Emerging Asia) and without any restrictions upon the transfer thereof; and

(n) The execution, delivery, and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary corporate action on the part of Advisor Korea, and this Agreement constitutes a valid and binding obligation of Advisor Korea enforceable in accordance with its terms, subject to shareholder approval.

2. REPRESENTATIONS AND WARRANTIES OF ADVISOR EMERGING ASIA. Advisor Emerging Asia represents and warrants to and agrees with Advisor Korea that:

(a) Advisor Emerging Asia is a series of Advisor Series VIII, a business trust duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts, and has the power to own all of its properties and assets and to carry out its obligations under this Agreement. It has all necessary federal, state, and local authorizations to carry on its business as now being conducted and to carry out this Agreement;

(b) Advisor Series VIII is an open-end, management investment company duly registered under the 1940 Act, and such registration is in full force and effect;

(c) The Prospectus and Statement of Additional Information of Advisor Emerging Asia dated December 30, 2006, previously furnished to Advisor Korea, did not and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) Except as disclosed in writing to Advisor Korea, there are no material legal, administrative, or other proceedings pending or, to the knowledge of Advisor Emerging Asia, threatened against Advisor Emerging Asia which assert liability on the part of Advisor Emerging Asia. Advisor Emerging Asia knows of no facts which might reasonably form the basis for the institution of such proceedings, except as otherwise disclosed to Advisor Korea;

(e) Advisor Emerging Asia is not, and the execution, delivery, and performance of this Agreement will not result, in a violation of any provision of its Amended and Restated Declaration of Trust or By-laws, or, to the knowledge of Advisor Emerging Asia, of any agreement, indenture, instrument, contract, lease, or other undertaking to which Advisor Emerging Asia is a party or by which Advisor Emerging Asia is bound or result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment, or decree to which Advisor Emerging Asia is a party or is bound;

(f) The Statement of Assets and Liabilities, the Statement of Operations, the Statement of Changes in Net Assets, Financial Highlights, and the Schedule of Investments (including market values) of Advisor Emerging Asia at October 31, 2006, have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, and have been furnished to Advisor Korea together with such unaudited financial statements and schedule of investments (including market values) for the six month period ended April 30, 2007. Said Statement of Assets and Liabilities and Schedule of Investments fairly present its financial position as of such date and said Statement of Operations, Statement of Changes in Net Assets, and Financial Highlights fairly reflect its results of operations, changes in financial position, and financial highlights for the periods covered thereby in conformity with generally accepted accounting principles consistently applied;

(g) Advisor Emerging Asia has no known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statement of assets and liabilities as of October 31, 2006 and those incurred in the ordinary course of Advisor Emerging Asia's business as an investment company since October 31, 2006;

(h) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Advisor Emerging Asia of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act, and state securities or blue sky laws (which term as used herein shall include the District of Columbia and Puerto Rico);

(i) Advisor Emerging Asia has filed or will file all federal and state tax returns which, to the knowledge of Advisor Emerging Asia's officers, are required to be filed by Advisor Emerging Asia and has paid or will pay all federal and state taxes shown to be due on said returns or provision shall have been made for the payment thereof, and, to the best of Advisor Emerging Asia's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

(j) Advisor Emerging Asia has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company for all prior taxable years and intends to meet such requirements for its current taxable year ending on October 31, 2008;

(k) As of the Closing Date, the shares of beneficial interest of Advisor Emerging Asia to be issued to Advisor Korea will have been duly authorized and, when issued and delivered pursuant to this Agreement, will be legally and validly issued and will be fully paid and nonassessable (except as disclosed in the Fund's Statement of Additional Information) by Advisor Emerging Asia, and no shareholder of Advisor Emerging Asia will have any preemptive right of subscription or purchase in respect thereof;

(l) The execution, delivery, and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary corporate action on the part of Advisor Emerging Asia, and this Agreement constitutes a valid and binding obligation of Advisor Emerging Asia enforceable in accordance with its terms, subject to approval by the shareholders of Advisor Korea;

(m) The Registration Statement and the Proxy Statement, on the effective date of the Registration Statement and insofar as they relate to Advisor Emerging Asia, (i) comply in all material respects with the provisions of the 1933 Act, the 1934 Act, and the 1940 Act, and the rules and regulations thereunder, and (ii) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time of the shareholders' meeting referred to in Section 7 and on the Closing Date, the Prospectus, as amended or supplemented, insofar as it relates to Advisor Emerging Asia, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(n) The issuance of the Advisor Emerging Asia Shares pursuant to this Agreement will be in compliance with all applicable federal securities laws; and

(o) All of the issued and outstanding shares of beneficial interest of Advisor Emerging Asia have been offered for sale and sold in conformity with the federal securities laws.

3. REORGANIZATION.

(a) Subject to the requisite approval of the shareholders of Advisor Korea and to the other terms and conditions contained herein, Advisor Korea agrees to assign, sell, convey, transfer, and deliver to Advisor Emerging Asia as of the Closing Date all of the assets of Advisor Korea of every kind and nature existing on the Closing Date. Advisor Emerging Asia agrees in exchange therefore: (i) to assume all of Advisor Korea's liabilities existing on or after the Closing Date, whether or not determinable on the Closing Date, and (ii) to issue and deliver to Advisor Korea the number of full and fractional shares of Advisor Emerging Asia having an aggregate net asset value equal to the value of the assets of Advisor Korea transferred hereunder, less the value of the liabilities of Advisor Korea, determined as provided for under Section 4.

(b) The assets of Advisor Korea to be acquired by Advisor Emerging Asia shall include, without limitation, all cash, cash equivalents, securities, commodities and futures interests, receivables (including interest or dividends receivables), claims, choses in action, and other property owned by Advisor Korea, and any deferred or prepaid expenses shown as an asset on the books of Advisor Korea on the Closing Date. Advisor Korea will pay or cause to be paid to Advisor Emerging Asia any dividend or interest payments received by it on or after the Closing Date with respect to the assets transferred to Advisor Emerging Asia hereunder, and Advisor Emerging Asia will retain any dividend or interest payments received by it after the Valuation Time with respect to the assets transferred hereunder without regard to the payment date thereof.

(c) The liabilities of Advisor Korea to be assumed by Advisor Emerging Asia shall include (except as otherwise provided for herein) all of Advisor Korea's liabilities, debts, obligations, and duties, of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not arising in the ordinary course of business, whether or not determinable on the Closing Date, and whether or not specifically referred to in this Agreement. Notwithstanding the foregoing, Advisor Korea agrees to use its best efforts to discharge all of its known liabilities prior to the Closing Date, other than liabilities incurred in the ordinary course of business.

(d) Pursuant to this Agreement, as soon after the Closing Date as is conveniently practicable, Advisor Korea will constructively distribute pro rata to its shareholders of record, determined as of the Valuation Time on the Closing Date, the Advisor Emerging Asia Shares in exchange for such shareholders' shares of beneficial interest in Advisor Korea and Advisor Korea will be liquidated in accordance with Advisor Korea's Amended and Restated Declaration of Trust. Such distribution shall be accomplished by the Funds' transfer agent (or sub-transfer agent) opening accounts on Advisor Emerging Asia's share transfer books in the names of the Advisor Korea shareholders and transferring the Advisor Emerging Asia Shares thereto. Each Advisor Korea shareholder's account shall be credited with the respective pro rata number of full and fractional Advisor Emerging Asia Shares due that shareholder. All outstanding Advisor Korea shares, including any represented by certificates, shall simultaneously be canceled on Advisor Korea's share transfer records. Advisor Emerging Asia shall not issue certificates representing the Advisor Emerging Asia Shares in connection with the Reorganization.

(e) Any reporting responsibility of Advisor Korea is and shall remain its responsibility up to and including the date on which it is terminated.

(f) Any transfer taxes payable upon issuance of the Advisor Emerging Asia Shares in a name other than that of the registered holder on Advisor Korea's books of the Advisor Korea shares constructively exchanged for the Advisor Emerging Asia Shares shall be paid by the person to whom such Advisor Emerging Asia Shares are to be issued, as a condition of such transfer.

4. VALUATION.

(a) The Valuation Time shall be as of the close of business of the New York Stock Exchange on the Closing Date, or such other date as may be mutually agreed upon in writing by the parties hereto (the Valuation Time).

(b) As of the Closing Date, Advisor Emerging Asia will deliver to Advisor Korea the number of Advisor Emerging Asia Shares having an aggregate net asset value equal to the value of the assets of Advisor Korea transferred hereunder less the liabilities of Advisor Korea, determined as provided in this Section 4.

(c) The net asset value per share of the Advisor Emerging Asia Shares to be delivered to Advisor Korea, the value of the assets of Advisor Korea transferred hereunder, and the value of the liabilities of Advisor Korea to be assumed hereunder shall in each case be determined as of the Valuation Time.

(d) The net asset value per share of the Advisor Emerging Asia Shares shall be computed in the manner set forth in the then-current Advisor Emerging Asia Prospectus and Statement of Additional Information, and the value of the assets and liabilities of Advisor Korea shall be computed in the manner set forth in the then-current Advisor Korea Prospectus and Statement of Additional Information.

(e) All computations pursuant to this Section shall be made by or under the direction of Fidelity Service Company, Inc., a wholly-owned subsidiary of FMR LLC, in accordance with its regular practice as pricing agent for Advisor Korea and Advisor Emerging Asia.

5. FEES; EXPENSES.

(a) Advisor Korea shall be responsible for all expenses, fees and other charges in connection with the transactions contemplated by this Agreement, provided that they do not exceed each class's expense cap, in effect since February 1, 2005. Expenses exceeding each class's expense cap, will be paid by FMR (but not including costs incurred in connection with the purchase or sale of portfolio securities). Any expenses incurred in connection with the transactions contemplated by this Agreement which may be attributable to Advisor Emerging Asia will be borne by Advisor Emerging Asia provided that they do not exceed each class's expense cap, in effect since February 1, 2005. Expenses exceeding each class's expense cap, will be paid by FMR (but not including costs incurred in connection with the purchase or sale of portfolio securities).

(b) Each of Advisor Emerging Asia and Advisor Korea represents that there is no person who has dealt with it who by reason of such dealings is entitled to any broker's or finder's or other similar fee or commission arising out of the transactions contemplated by this Agreement.

6. CLOSING DATE.

(a) The Reorganization, together with related acts necessary to consummate the same (the Closing), unless otherwise provided herein, shall occur at the principal office of the Trust, 82 Devonshire Street, Boston, Massachusetts, as of the Valuation Time on December 7, 2007, or at some other time, date, and place agreed to by Advisor Korea and Advisor Emerging Asia (the Closing Date).

(b) In the event that on the Closing Date: (i) any of the markets for securities held by the Funds is closed to trading, or (ii) trading thereon is restricted, or (iii) trading or the reporting of trading on said market or elsewhere is disrupted, all so that accurate appraisal of the total net asset value of Advisor Korea and the net asset value per share of Advisor Emerging Asia is impracticable, the Valuation Time and the Closing Date shall be postponed until the first business day after the day when such trading shall have been fully resumed and such reporting shall have been restored, or such other date as the parties may agree.

7. SHAREHOLDER MEETING AND TERMINATION OF ADVISOR KOREA.

(a) Advisor Korea agrees to call a meeting of its shareholders after the effective date of the Registration Statement, to consider transferring its assets to Advisor Emerging Asia as herein provided, adopting this Agreement, and authorizing the liquidation of Advisor Korea.

(b) Advisor Korea agrees that as soon as reasonably practicable after distribution of the Advisor Emerging Asia Shares, Advisor Korea shall be terminated as a series of Advisor Series VIII pursuant to its Amended and Restated Declaration of Trust, any further actions shall be taken in connection therewith as required by applicable law, and on and after the Closing Date Advisor Korea shall not conduct any business except in connection with its liquidation and termination.

8. CONDITIONS TO OBLIGATIONS OF ADVISOR EMERGING ASIA.

(a) That Advisor Korea furnishes to Advisor Emerging Asia a statement, dated as of the Closing Date, signed by an authorized officer of Advisor Series VIII, certifying that as of the Valuation Time and the Closing Date all representations and warranties of Advisor Korea made in this Agreement are true and correct in all material respects and that Advisor Korea has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such dates;

(b) That Advisor Korea furnishes Advisor Emerging Asia with copies of the resolutions, certified by an authorized officer of Advisor Series VIII, evidencing the adoption of this Agreement and the approval of the transactions contemplated herein by the requisite vote of the holders of the outstanding shares of beneficial interest of Advisor Korea;

(c) That, on or prior to the Closing Date, Advisor Korea will declare one or more dividends or distributions which, together with all previous such dividends or distributions attributable to its current taxable year, shall have the effect of distributing to the shareholders of Advisor Korea substantially all of Advisor Korea's investment company taxable income and all of its net realized capital gain, if any, as of the Closing Date;

(d) That Advisor Korea shall deliver to Advisor Emerging Asia at the Closing a statement of its assets and liabilities, together with a list of its portfolio securities showing each such security's adjusted tax basis and holding period by lot, with values determined as provided in Section 4 of this Agreement, all as of the Valuation Time, certified on Advisor Korea's behalf by its Treasurer or Assistant Treasurer;

(e) That Advisor Korea's custodian shall deliver to Advisor Emerging Asia a certificate identifying the assets of Advisor Korea held by such custodian as of the Valuation Time on the Closing Date and stating that as of the Valuation Time: (i) the assets held by the custodian will be transferred to Advisor Emerging Asia; (ii) Advisor Korea's assets have been duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof; and (iii) to the best of the Custodian's knowledge, all applicable taxes (including stock transfer taxes, if any) in conjunction with the delivery of the assets, that the custodian has been notified are due, have been paid or provision for payment has been made;

(f) That Advisor Korea's transfer agent (or sub-transfer agent) shall deliver to Advisor Emerging Asia at the Closing a certificate setting forth the number of shares of Advisor Korea outstanding as of the Valuation Time and the name and address of each holder of record of any such shares and the number of shares held of record by each such shareholder;

(g) That Advisor Korea calls a meeting of its shareholders to be held after the effective date of the Registration Statement, to consider transferring its assets to Advisor Emerging Asia as herein provided, adopting this Agreement, and authorizing the liquidation and termination of Advisor Korea;

(h) That Advisor Korea delivers to Advisor Emerging Asia a certificate of an authorized officer of Advisor Series VIII, dated as of the Closing Date, that there has been no material adverse change in Advisor Korea's financial position since October 31, 2006, other than changes in the market value of its portfolio securities, or changes due to net redemptions of its shares, dividends paid, or losses from operations; and

(i) That all of the issued and outstanding shares of beneficial interest of Advisor Korea shall have been offered for sale and sold in conformity with all applicable state securities laws and, to the extent that any audit of the records of Advisor Korea or its transfer agent (or sub-transfer agent) by Advisor Emerging Asia or its agents shall have revealed otherwise, Advisor Korea shall have taken all actions that in the opinion of Advisor Emerging Asia are necessary to remedy any prior failure on the part of Advisor Korea to have offered for sale and sold such shares in conformity with such laws.

9. CONDITIONS TO OBLIGATIONS OF ADVISOR KOREA.

(a) That Advisor Emerging Asia shall have executed and delivered to Advisor Korea an Assumption of Liabilities, certified by an authorized officer of Advisor Series VIII, dated as of the Closing Date pursuant to which Advisor Emerging Asia will assume all of the liabilities of Advisor Korea existing at the Valuation Time in connection with the transactions contemplated by this Agreement;

(b) That Advisor Emerging Asia furnishes to Advisor Korea a statement, dated as of the Closing Date, signed by an authorized officer of Advisor Series VIII, certifying that as of the Valuation Time and the Closing Date all representations and warranties of Advisor Emerging Asia made in this Agreement are true and correct in all material respects, and Advisor Emerging Asia has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such dates; and

(c) That Advisor Korea shall have received an opinion of Dechert LLP, counsel to Advisor Korea and Advisor Emerging Asia, to the effect that the Advisor Emerging Asia Shares are duly authorized and upon delivery to Advisor Korea as provided in this Agreement will be validly issued and will be fully paid and nonassessable by Advisor Emerging Asia (except as disclosed in Advisor Emerging Asia's Statement of Additional Information) and no shareholder of Advisor Emerging Asia has any preemptive right of subscription or purchase in respect thereof.

10. CONDITIONS TO OBLIGATIONS OF ADVISOR EMERGING ASIA AND ADVISOR KOREA.

(a) That this Agreement shall have been adopted and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of beneficial interest of Advisor Korea;

(b) That all consents of other parties and all other consents, orders, and permits of federal, state, and local regulatory authorities (including those of the Commission and of state Blue Sky and securities authorities, which term as used herein shall include the District of Columbia and Puerto Rico, and including "no action" positions of such federal or state authorities) deemed necessary by Advisor Emerging Asia or Advisor Korea to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order, or permit would not involve a risk of a material adverse effect on the assets or properties of Advisor Emerging Asia or Advisor Korea, provided that either party hereto may for itself waive any of such conditions;

(c) That all proceedings taken by either Fund in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be satisfactory in form and substance to it and its counsel, Dechert LLP;

(d) That there shall not be any material litigation pending with respect to the matters contemplated by this Agreement;

(e) That the Registration Statement shall have become effective under the 1933 Act, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of Advisor Emerging Asia and Advisor Korea, threatened by the Commission; and

(f) That Advisor Emerging Asia and Advisor Korea shall have received an opinion of Dechert LLP satisfactory to Advisor Emerging Asia and Advisor Korea that for federal income tax purposes:

(i) The Reorganization will constitute a tax-free reorganization under Section 368(a) of the Code;

(ii) Advisor Korea will recognize no gain or loss upon the transfer of substantially all of its assets to Advisor Emerging Asia in exchange solely for Advisor Emerging Asia shares and the assumption by Advisor Emerging Asia of all liabilities of Advisor Korea, except that Advisor Korea may be required to recognize gain or loss with respect to contracts described in Section 1256(b) of the Code or stock in a passive foreign investment company, as defined in Section 1297(a) of the Code;

(iii) Advisor Korea will recognize no gain or loss upon the distribution to its shareholders of the Advisor Emerging Asia shares received by Advisor Korea in the Reorganization;

(iv) Advisor Emerging Asia will recognize no gain or loss upon the receipt of the assets of Advisor Korea in exchange solely for Advisor Emerging Asia shares and the assumption of all liabilities of Advisor Korea;

(v) The adjusted basis to Advisor Emerging Asia of the assets of Advisor Korea received by Advisor Emerging Asia in the Reorganization will be the same as the adjusted basis of those assets in the hands of Advisor Korea immediately before the exchange;

(vi) Advisor Emerging Asia's holding periods with respect to the assets of Advisor Korea that Advisor Emerging Asia acquires in the Reorganization will include the respective periods for which those assets were held by Advisor Korea (except where investment activities of Advisor Emerging Asia have the effect of reducing or eliminating a holding period with respect to an asset);

(vii) The Advisor Korea shareholders will recognize no gain or loss upon receiving Advisor Emerging Asia shares in exchange solely for Advisor Korea shares;

(viii) The aggregate basis of the Advisor Emerging Asia shares received by an Advisor Korea shareholder in the Reorganization will be the same as the aggregate basis of the Advisor Korea shares surrendered by the Advisor Korea shareholder in exchange therefore; and

(ix) An Advisor Korea shareholder's holding period for the Advisor Emerging Asia shares received by the Advisor Korea shareholder in the Reorganization will include the holding period during which the Advisor Korea shareholder held Advisor Korea shares surrendered in exchange therefore, provided that the Advisor Korea shareholder held such shares as a capital asset on the date of the Reorganization.

Notwithstanding anything herein to the contrary, neither Advisor Korea nor Advisor Emerging Asia may waive the conditions set forth in this subsection 10(f).

11. COVENANTS OF ADVISOR EMERGING ASIA AND ADVISOR KOREA.

(a) Advisor Emerging Asia and Advisor Korea each covenants to operate its respective business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the payment of customary dividends and distributions;

(b) Advisor Korea covenants that it is not acquiring the Advisor Emerging Asia Shares for the purpose of making any distribution other than in accordance with the terms of this Agreement;

(c) Advisor Korea covenants that it will assist Advisor Emerging Asia in obtaining such information as Advisor Emerging Asia reasonably requests concerning the beneficial ownership of Advisor Korea's shares; and

(d) Advisor Korea covenants that its liquidation and termination will be effected in the manner provided in its Amended and Restated Declaration of Trust in accordance with applicable law, and after the Closing Date, Advisor Korea will not conduct any business except in connection with its liquidation and termination.

12. TERMINATION; WAIVER.

Advisor Emerging Asia and Advisor Korea may terminate this Agreement by mutual agreement. In addition, either Advisor Emerging Asia or Advisor Korea may at its option terminate this Agreement at or prior to the Closing Date because:

(i) of a material breach by the other of any representation, warranty, or agreement contained herein to be performed at or prior to the Closing Date; or

(ii) a condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met.

In the event of any such termination, there shall be no liability for damages on the part of Advisor Korea or Advisor Emerging Asia, or their respective Trustees or officers.

13. SOLE AGREEMENT; AMENDMENTS; WAIVERS; SURVIVAL OF WARRANTIES.

(a) This Agreement supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter, may not be changed except by a letter of agreement signed by each party hereto and shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

(b) This Agreement may be amended, modified, or supplemented in such manner as may be mutually agreed upon in writing by the respective President, any Vice President, or Treasurer of Advisor Emerging Asia or Advisor Korea; provided, however, that following the shareholders' meeting called by Advisor Korea pursuant to Section 7 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Advisor Emerging Asia Shares to be paid to Advisor Korea shareholders under this Agreement to the detriment of such shareholders without their further approval.

(c) Either Fund may waive any condition to its obligations hereunder, provided that such waiver does not have any material adverse effect on the interests of such Fund's shareholders.

The representations, warranties, and covenants contained in the Agreement, or in any document delivered pursuant hereto or in connection herewith, shall survive the consummation of the transactions contemplated hereunder.

14. DECLARATIONS OF TRUST.

A copy of each Fund's Amended and Restated Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of each Fund as trustees and not individually and that the obligations of each Fund under this instrument are not binding upon any of such Fund's Trustees, officers, or shareholders individually but are binding only upon the assets and property of such Fund. Each Fund agrees that its obligations hereunder apply only to such Fund and not to its shareholders individually or to the Trustees of such Fund.

15. ASSIGNMENT.

This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer of any rights or obligations hereunder shall be made by any party without the written consent of the other parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, or corporation other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by an appropriate officer.

FIDELITY ADVISOR SERIES VIII:
on behalf of Fidelity Advisor Korea Fund

/s/ Kimberley H. Monasterio

Kimberley H. Monasterio
Treasurer

FIDELITY ADVISOR SERIES VIII:
on behalf of Fidelity Advisor Emerging Asia Fund

/s/ Kimberley H. Monasterio

Kimberley H. Monasterio
Treasurer

FMR hereby agrees to assume the expenses provided for in accordance with Section 5 of this Agreement.

ACCEPTED AND AGREED:
FIDELITY MANAGEMENT & RESEARCH COMPANY

/s/ JS Wynant

JS Wynant
Vice President